Exhibit 99.1

First Industrial Realty Trust, Inc. 311 South Wacker Drive Suite 3900 Chicago, IL 60606 312/344-4300 FAX: 312/922-9851

MEDIA RELEASE

FIRST INDUSTRIAL REALTY TRUST REPORTS

FOURTH QUARTER AND FULL YEAR 2014 RESULTS

•	Occupancy of 94.3%, Up 40 Basis Points from 3Q14, 140 Basis Points from 4Q13

•	Same Store NOI Grew 6.2% in 4Q14

•	Increased First Quarter 2015 Dividend 24.4% to $0.1275 Per Share

•	Acquired Five Buildings Totaling 554,000 Square Feet Plus One Land Parcel for $42.8 Million

•	Completed $43.6 Million of Asset Sales in 4Q14, $102.6 Million for 2014

•	Placed In Service Five 100% Leased Developments Comprised of 1.6 Million SF with Total Investment of $115.2 Million in 2014

•	Started New Developments in Dallas and Eastern Pennsylvania in 4Q14 Totaling 738,000 SF; Estimated Total Investment of $53.3 Million

CHICAGO, February 19, 2015 – First Industrial Realty Trust, Inc. (NYSE: FR), a leading owner, operator and developer of industrial real estate, today announced results for the fourth quarter and full year 2014. Diluted net income available to common stockholders per share (EPS) was $0.17 in the fourth quarter, compared to $0.18 a year ago. Full year 2014 diluted net income available to common stockholders was $0.42 per share, compared to $0.24 per share in 2013.

First Industrial’s fourth quarter FFO was $0.32 per share/unit on a diluted basis, compared to $0.27 per share/unit a year ago.

Full year 2014 FFO was $1.16 per share/unit on a diluted basis versus $0.98 per share/unit in 2013. FFO results for the full year 2014 include a one-time restoration fee of $0.02 per share, $0.01 per share of acquisition costs, and a $0.02 per share combined loss on retirement of debt and loss related to the redemption of preferred stock.

“The First Industrial team enjoyed another good year, driving our portfolio occupancy to 94.3% at year-end which contributed to strong same store NOI growth,” said Bruce W. Duncan, First Industrial’s president and CEO. “We also continued to make progress on our investment and divestment programs, using our platform to enhance our portfolio to deliver long-term cash flow growth to shareholders.”

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Portfolio Performance – Fourth Quarter 2014

•	In-service occupancy was 94.3% at the end of the fourth quarter, compared to 93.9% at the end of the third quarter of 2014, and 92.9% at the end of the fourth quarter of 2013.

•	Tenants were retained in 63.9% of square footage up for renewal.

•	Same property cash basis net operating income (NOI) increased 6.2%. Including lease termination fees, same property NOI increased 5.8%. Both measures exclude the impact of the $0.4 million portion of a one-time restoration fee recognized during the fourth quarter of 2014.

•	Rental rates increased 3.1% on a cash basis and increased 10.8% on a GAAP basis; leasing costs were $2.49 per square foot.

Common Stock Dividend Increased

The board of directors declared a common dividend of $0.1275 per share/unit for the quarter ending March 31, 2015 payable on April 20, 2015 to stockholders of record on March 31, 2015. The new dividend rate represents a 24.4% increase from the prior rate of $0.1025 per share.

“On the strength of our performance and outlook for 2015, we increased the dividend which is aligned with our expected growth in cash flow,” added Mr. Duncan. “We are maintaining a conservative AFFO payout ratio of 50% to 60% that enables us to retain proceeds to help fund new investments or other business needs.”

Investment and Disposition Activities

In the fourth quarter, the Company:

•	Acquired a 71% leased three-building portfolio in Phoenix totaling 220,000 square feet, a 100% leased 200,000 distribution center in Minneapolis, a 100% leased 133,000 square-foot facility in the Inland Empire, and a land parcel in Atlanta; total combined investment of $42.8 million.

•	Started the development of the two-building, 585,000 square-foot First 33 Commerce Center in the Lehigh Valley in Eastern Pennsylvania with an estimated investment of $43.8 million; also started the 153,000 square-foot First Arlington Commerce Center @ I-20 in Dallas, 41% pre-leased, estimated investment of $9.5 million.

•	Leased the remaining half of the 489,000 square-foot First Bandini Logistics Center development in Southern California.

•	Sold 9 facilities comprising 967,000 square feet and two land parcels for a total of $43.6 million.

For the full year 2014, the Company:

•	Acquired eight buildings totaling 1.1 million square feet and six land parcels for a total investment of $95.7 million.

•	Placed in service five developments, each 100% leased, totaling 1.6 million square feet with a total investment of $115.2 million.

•	Sold 29 facilities totaling 2.0 million square feet and two land parcels for a total of $102.6 million.

In the first quarter of 2015 to date, the Company:

•	Sold a six-building flex and light industrial portfolio in the Atlanta market totaling 299,000 square feet for $12.9 million.

“In 2014, we invested in high quality acquisitions and developments using the strength of our platform and team,” said Johannson Yap, chief investment officer. “We also continued our targeted sales program aimed at maximizing value and providing proceeds to reinvest in properties with superior long-term cash flow growth profiles.”

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Capital Market Activities

In the fourth quarter, the Company:

•	Received an investment grade rating of Baa3 on its unsecured notes from Moody’s Investors Service.

Outlook for 2015

Mr. Duncan stated, “In 2015, we expect to grow FFO and overall cash flow as we drive towards our year-end occupancy goal of 95% and increase rents in the portfolio. On the strength of our investment grade ratings, we anticipate issuing unsecured debt in the second quarter which would reduce our long-term capital costs, but could result in short-term dilution in 2015.”

	Low End of Guidance for 2015 Per share/unit)	High End of Guidance for 2015 (Per share/unit)
Net Income Available to Common Stockholders	0.21	0.31
Add: Real Estate Depreciation/Amortization	1.01	1.01

FFO (NAREIT Definition)	$1.22	$1.32

The following assumptions were used:

•	Average quarter-end in-service occupancy of 93.5% to 94.5%, with year-end occupancy expected to be 95%.

•	Same-store NOI on a cash basis of positive 3% to 5% for the full year, excluding the one-time restoration fee recognized in 2014.

•	General and administrative expense of approximately $24 million to $25 million.

•	Guidance assumes the anticipated issuance of approximately $250 million of unsecured debt in the second quarter, with proceeds assumed to pay down the Company’s unsecured line of credit in the near term. Given the Company’s interest rate protection agreements related to such a debt issuance, guidance assumes the effective interest rate of this unsecured debt to be approximately 4.5%. The EPS and FFO dilution associated with this scenario would be approximately $0.03 to $0.05 per share. The expected long-term use for any such issuance would be to pay off $218 million of maturities in the first quarter of 2016 at a weighted average interest rate of 6.3%.

•	Guidance reflects the payoff of approximately $23 million of secured debt with an interest rate of 5.58% in the fourth quarter of 2015.

•	Guidance includes the incremental costs related to the Company’s three developments in process and planned development start in Southern California in 2015. In total, the Company expects to capitalize $0.01 per share of interest related to these projects in 2015.

•	Other than the above, guidance does not include the impact of:

•	any other future debt repurchases prior to maturity or future debt issuances,

•	any other future property sales or investments,

•	any future impairment gains or losses,

•	any future NAREIT-compliant gains or losses, or

•	issuance of additional equity.

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A number of factors could impact our ability to deliver results in line with our assumptions, such as interest rates, the economy, the supply and demand of industrial real estate, the availability and terms of financing to potential acquirers of real estate, the timing and yields for divestment and investment, and numerous other variables. There can be no assurance that First Industrial can achieve such results.

FFO Definition

First Industrial reports FFO in accordance with the NAREIT definition to provide a comparative measure to other REITs. NAREIT recommends that REITs define FFO as net income, excluding gains (or losses) from the sale of previously depreciated property, plus depreciation and amortization, excluding impairments from previously depreciated assets, and after adjustments for unconsolidated partnerships and joint ventures.

About First Industrial Realty Trust, Inc.

First Industrial Realty Trust, Inc. (NYSE: FR) is a leading owner, operator, and developer of industrial real estate with a track record of providing industry-leading customer service to multinational corporations and regional customers. Across major markets in the United States, our local market experts manage, lease, buy, (re)develop, and sell bulk and regional distribution centers, light industrial, and other industrial facility types. In total, we own, manage and have under development approximately 65.6 million square feet of industrial space as of December 31, 2014. For more information, please visit us at www.firstindustrial.com.

Forward-Looking Information

This press release and the presentation to which it refers may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. We intend for such statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.Forward-looking statements are based on certain assumptions and describe future plans, strategies and expectations of the Company. Although we believe the expectations reflected in forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. Factors which could have a materially adverse effect on our operations and future prospects include, but are not limited to: changes in national, international, regional and local economic conditions generally and real estate markets specifically; changes in legislation/regulation (including changes to laws governing the taxation of real estate investment trusts) and actions of regulatory authorities; our ability to qualify and maintain our status as a real estate investment trust; the availability and attractiveness of financing (including both public and private capital) to us and to our potential counterparties; the availability and attractiveness of terms of additional debt repurchases; interest rates; our credit agency ratings; our ability to comply with applicable financial covenants; competition; changes in supply and demand for industrial properties (including land) in the Company’s current and potential market areas; difficulties in identifying and consummating acquisitions and dispositions; our ability to manage the integration of properties we acquire; risks related to our investments in properties through joint ventures; environmental liabilities; delays in development or lease-up schedules; tenant creditworthiness; higher-than-expected costs; changes in asset valuations and related impairment charges; changes in general accounting principles, policies and guidelines applicable to real estate investment trusts; and those additional factors described under the “Risk Factors” and elsewhere in the Company’s annual report on Form 10-K for the year ended December 31, 2013 and in the Company’s subsequent Exchange Act reports. We caution you not to place undue reliance on forward-looking statements, which reflect our outlook only and speak only as of the date of this press release or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements.

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For further information on these and other factors that could impact the Company and the statements contained herein, reference should be made to the Company’s filings with the Securities and Exchange Commission.

A schedule of selected financial information is attached.

First Industrial will host its quarterly conference call on Friday, February 20, 2015 at 11:00 a.m. EST (10:00 a.m. CST). The conference call may be accessed by dialing (888) 823-7459, passcode “First Industrial”. The conference call will also be webcast live on the Investor Relations page of the Company’s website at www.firstindustrial.com. The replay will also be available on the website.

The Company’s fourth quarter and full year 2014 supplemental information can be viewed at www.firstindustrial.com under the “Investor Relations” tab.

Neither this press release nor the presentation to which it refers shall constitute an offer of any securities for sale.

Contact:	Art Harmon
Vice President, Investor Relations and Corporate Communications
312-344-4320

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FIRST INDUSTRIAL REALTY TRUST, INC.

Selected Financial Data

(Unaudited)

(In thousands except per share/unit data)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2014	2013	2014	2013

Statement of Operations and Other Data:
Total Revenues	$90,333	$81,620	$344,599	$318,454

Property Expenses	(30,000)	(27,049)	(114,499)	(103,714)
General & Administrative	(5,476)	(5,820)	(23,418)	(22,821)
Acquisition Costs	(849)	(331)	(960)	(331)
Depreciation of Corporate FF&E	(138)	(109)	(526)	(618)
Depreciation and Other Amortization of Real Estate	(28,323)	(27,593)	(111,371)	(106,333)

Total Expenses	(64,786)	(60,902)	(250,774)	(233,817)

Interest Income	56	600	2,110	2,354
Interest Expense	(16,886)	(18,167)	(72,178)	(73,558)
Amortization of Deferred Financing Costs	(738)	(757)	(3,098)	(3,225)
Mark-to-Market Gain on Interest Rate Protection Agreements	—	—	—	52
Loss from Retirement of Debt	—	(389)	(655)	(6,637)

Income from Continuing Operations Before Equity in (Loss) Income of Joint Ventures and Income Tax (Provision) Benefit	7,979	2,005	20,004	3,623

Equity in (Loss) Income of Joint Ventures (a)	(9)	17	3,499	136
Income Tax (Provision) Benefit	(46)	217	(238)	213

Income from Continuing Operations	7,924	2,239	23,265	3,972

Discontinued Operations:
Income Attributable to Discontinued Operations	193	1,156	1,835	2,222
Gain on Sale of Real Estate	11,505	18,694	25,988	34,344

Income from Discontinued Operations	11,698	19,850	27,823	36,566

Income Before (Loss) Gain on Sale of Real Estate	19,622	22,089	51,088	40,538

(Loss) Gain on Sale of Real Estate	(83)	547	(83)	1,100
Provision for Income Taxes Allocable to Gain on Sale of Real Estate	—	(210)	—	(210)

Net Income	19,539	22,426	51,005	41,428

Net Income Attributable to the Noncontrolling Interest	(758)	(877)	(1,895)	(1,121)

Net Income Attributable to First Industrial Realty Trust, Inc.	18,781	21,549	49,110	40,307

Preferred Dividends	—	(1,227)	(1,019)	(8,733)
Redemption of Preferred Stock	—	—	(1,462)	(5,667)

Net Income Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$18,781	$20,322	$46,629	$25,907

RECONCILIATION OF NET INCOME AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.’S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO FFO (b) AND AFFO (b)

Net Income Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$18,781	$20,322	$46,629	$25,907

Depreciation and Other Amortization of Real Estate	28,323	27,593	111,371	106,333
Depreciation and Other Amortization of Real Estate Included in Discontinued Operations	158	1,369	2,388	7,727
Impairment of Depreciated Real Estate Included in Discontinued Operations	—	—	—	2,652
Noncontrolling Interest	758	877	1,895	1,121
Equity in Depreciation and Other Amortization of Joint Ventures (a)	26	49	117	273
Non-NAREIT Compliant Gain (b)	(11,505)	(18,694)	(25,988)	(34,344)
Non-NAREIT Compliant Gain from Joint Ventures (a) (b)	—	—	(3,346)	(111)

Funds From Operations (NAREIT) (“FFO”) (b)	$36,541	$31,516	$133,066	$109,558

Loss from Retirement of Debt	—	389	655	6,637
Restricted Stock/Unit Amortization	1,357	1,766	7,605	6,202
Amortization of Debt Discounts / (Premiums) and Hedge Costs	148	1,013	2,072	3,941
Amortization of Deferred Financing Costs	738	757	3,098	3,225
Depreciation of Corporate FF&E	138	109	526	618
Redemption of Preferred Stock	—	—	1,462	5,667
Mark-to-Market Gain on Interest Rate Protection Agreements	—	—	—	(52)
NAREIT Compliant Economic Loss (Gain) (b)	83	(547)	83	(1,100)
One-Time Restoration Fee (d)	(402)	—	(2,638)	—
Non-Incremental Capital Expenditures (d)	(15,455)	(15,376)	(47,168)	(52,101)
Capitalized Interest and Overhead	(432)	(570)	(1,637)	(3,803)
Straight-Line Rent and Amortization of Above (Below) Market Leases and Lease Inducements	(1,403)	(1,055)	(2,576)	(3,968)

Adjusted Funds From Operations (“AFFO”) (b)	$21,313	$18,002	$94,548	$74,824

FIRST INDUSTRIAL REALTY TRUST, INC.

Selected Financial Data

(Unaudited)

(In thousands except per share/unit data)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2014	2013	2014	2013

RECONCILIATION OF NET INCOME AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.’S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO EBITDA (b) AND NOI (b)

Net Income Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$18,781	$20,322	$46,629	$25,907

Interest Expense	16,886	18,167	72,178	73,558
Depreciation and Other Amortization of Real Estate	28,323	27,593	111,371	106,333
Depreciation and Other Amortization of Real Estate Included in Discontinued Operations	158	1,369	2,388	7,727
Impairment of Depreciated Real Estate Included in Discontinued Operations	—	—	—	2,652
Preferred Dividends	—	1,227	1,019	8,733
Redemption of Preferred Stock	—	—	1,462	5,667
Income Tax Provision (Benefit)	46	(7)	238	(3)
Noncontrolling Interest	758	877	1,895	1,121
Loss from Retirement of Debt	—	389	655	6,637
Amortization of Deferred Financing Costs	738	757	3,098	3,225
Depreciation of Corporate FF&E	138	109	526	618
Equity in Depreciation and Other Amortization of Joint Ventures (a)	26	49	117	273
NAREIT Compliant Economic Loss (Gain) (b)	83	(547)	83	(1,100)
Non-NAREIT Compliant Gain (b)	(11,505)	(18,694)	(25,988)	(34,344)
Non-NAREIT Compliant Gain from Joint Ventures (a) (b)	—	—	(3,346)	(111)

EBITDA (b)	$54,432	$51,611	$212,325	$206,893

General and Administrative	5,476	5,820	23,418	22,821
Acquisition Costs	849	331	960	331
Mark-to-Market Gain on Interest Rate Protection Agreements	—	—	—	(52)
FFO from Joint Ventures (b)	(27)	(117)	(406)	(529)

Net Operating Income (“NOI”) (b)	$60,730	$57,645	$236,297	$229,464

Weighted Avg. Number of Shares/Units Outstanding - Basic (c)	114,512	114,089	114,388	111,646
Weighted Avg. Number of Shares Outstanding - Basic (c)	110,118	109,490	109,922	106,995

Weighted Avg. Number of Shares/Units Outstanding - Diluted (c)	114,799	114,574	114,791	111,646
Weighted Avg. Number of Shares Outstanding - Diluted (c)	110,405	109,975	110,325	106,995

Per Share/Unit Data:
FFO (NAREIT)	$36,541	$31,516	$133,066	$109,558
Less: Allocation to Participating Securities	(147)	(135)	(479)	(457)

FFO (NAREIT) Allocable to Common Stockholders and Unitholders	$36,394	$31,381	$132,587	$109,101
Basic Per Share/Unit (c)	$0.32	$0.28	$1.16	$0.98
Diluted Per Share/Unit (c)	$0.32	$0.27	$1.16	$0.98

Income from Continuing Operations, including (Loss) Gain on Sale of Real Estate	$7,841	$2,576	$23,182	$4,862
Add: Noncontrolling Interest Allocable to Continuing Operations and (Loss) Gain on Sale of Real Estate	(306)	(60)	(813)	396
Less: Preferred Dividends	—	(1,227)	(1,019)	(8,733)
Less: Redemption of Preferred Stock	—	—	(1,462)	(5,667)
Less: Allocation to Participating Securities	(32)	(6)	(75)	—

Income from Continuing Operations Available to First Industrial Realty Trust, Inc.’s Common Stockholders	$7,503	$1,283	$19,813	$(9,142)
Basic/Diluted Per Share (c)	$0.07	$0.01	$0.18	$(0.09)

Net Income Available	$18,781	$20,322	$46,629	$25,907
Less: Allocation to Participating Securities	(79)	(90)	(175)	(162)

Net Income Available to First Industrial Realty Trust, Inc.’s Common Stockholders	$18,702	$20,232	$46,454	$25,745
Basic/Diluted Per Share (c)	$0.17	$0.18	$0.42	$0.24

Common Dividends/Distributions	$0.1025	$0.0850	$0.4100	$0.3400

Balance Sheet Data (end of period):
Gross Real Estate Investment	$3,183,369	$3,119,547
Total Assets	2,581,995	2,597,510
Debt	1,349,846	1,296,806
Total Liabilities	1,491,168	1,426,291
Total Equity	$1,090,827	$1,171,219

a)	Represents the Company’s pro rata share of net income (loss), depreciation and amortization on real estate and non-NAREIT compliant gain (loss), if applicable.
b)	Investors in, and analysts following, the real estate industry utilize funds from operations (“FFO”), net operating income (“NOI”), EBITDA and adjusted funds from operations (“AFFO”), variously defined below, as supplemental performance measures. While the Company believes net income available to First Industrial Realty Trust, Inc.‘s common stockholders and participating securities, as defined by GAAP, is the most appropriate measure, it considers FFO, NOI, EBITDA and AFFO, given their wide use by, and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets. NOI provides a measure of rental operations, and does not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. EBITDA provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. AFFO provides a tool to further evaluate the ability to fund dividends. In addition, FFO, NOI, EBITDA and AFFO are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.

As used herein, the Company calculates FFO to be equal to net income available to First Industrial Realty Trust, Inc.‘s common stockholders and participating securities, plus depreciation and other amortization of real estate, plus impairment of depreciated real estate, minus non-NAREIT compliant gain. Non-NAREIT compliant gain (loss) results from the sale of previously depreciated properties and NAREIT compliant economic gain (loss) results from the sale of properties not previously depreciated.

NOI is defined as revenues of the Company, minus property expenses such as real estate taxes, repairs and maintenance, property management, utilities, insurance and other expenses. NOI includes NOI from discontinued operations.

EBITDA is defined as NOI plus the equity in FFO of the Company’s joint ventures, which are accounted for under the equity method of accounting, plus mark-to-market gain on interest rate protection agreements, minus general and administrative expenses and acquisition costs. EBITDA includes EBITDA from discontinued operations.

AFFO is defined as EBITDA minus GAAP interest expense, minus capitalized interest and overhead, plus amortization of debt discounts / (premiums) and hedge costs, minus preferred stock dividends, minus straight-line rental income and amortization of above (below) market leases and lease inducements, minus provision for income taxes or plus benefit for income taxes, minus mark-to-market gain on interest rate protection agreements, plus restricted stock amortization, minus non-incremental capital expenditures. Non-incremental capital expenditures are building improvements and leasing costs required to maintain current revenues.

FFO, NOI, EBITDA and AFFO do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. FFO, NOI, EBITDA and AFFO should not be considered as substitutes for net income available to common stockholders and participating securities (calculated in accordance with GAAP) as a measure of results of operations or cash flows (calculated in accordance with GAAP) as a measure of liquidity. FFO, NOI, EBITDA and AFFO as currently calculated by the Company may not be comparable to similarly titled, but variously calculated, measures of other REITs.

In addition, the Company considers cash-basis same store NOI (“SS NOI”) to be a useful supplemental measure of its operating performance. Same store properties, for the period beginning January 1, 2014, include all properties owned prior to January 1, 2013 and held as an in-service property through the end of the current reporting period, and developments and redevelopments that were placed in service or were substantially completed for 12 months prior to January 1, 2013 (the “Same Store Pool”). The Company defines SS NOI as NOI, less NOI of properties not in the Same Store Pool, less the impact of straight-line rent, the amortization of lease inducements and the amortization of above/below market rent. For the quarters ended December 31, 2014 and December 31, 2013, NOI was $60,730 and $57,645, respectively; NOI of properties not in the Same Store Pool was $1,715 and $1,003, respectively; the impact of straight-line rent, the amortization of lease inducements and the amortization of above/below market rent was $88 and $934, respectively. Included in the $88 of NOI from properties not in the Same Store Pool in 2014 is a one-time restoration fee of $402. The Company excludes straight-line rent, amortization of lease inducements and above/below market rent in calculating SS NOI because the Company believes it provides a better measure of actual cash basis rental growth for a year-over-year comparison. In addition, the Company believes that SS NOI helps the investing public compare the operating performance of a company’s real estate as compared to other companies. While SS NOI is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by GAAP and should not be considered as an alternative to those measures in evaluating our liquidity or operating performance. SS NOI also does not reflect general and administrative expenses, interest expenses, depreciation and amortization costs, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact our results from operations. Further, the Company’s computation of SS NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating SS NOI.

c)	In accordance with GAAP, the diluted weighted average number of shares/units outstanding and the diluted weighted average number of shares outstanding are the same as the basic weighted average number of shares/units outstanding and the basic weighted average number of shares outstanding, respectively, for the twelve months ended December 31, 2013, as the dilutive effect of awards that have forfeitable rights to dividends or dividend equivalents (LTIP Unit Awards) would be antidilutive to the loss from continuing operations per share. The Company has conformed with the GAAP computation of diluted common shares in calculating per share amounts for items included on the Statement of Operations, including FFO and AFFO.

GAAP requires unvested equity based compensation awards that have nonforfeitable rights to dividends or dividend equivalents (restricted stock) (“participating securities”) to be included in the two class method of the computation of EPS. Under the two class method, participating security holders are allocated income, in proportion to total weighted average shares outstanding, based upon the greater of net income (after reduction for preferred dividends and redemption of preferred stock) or common dividends declared. The Company conforms the calculation of FFO and AFFO with the calculation of EPS during periods in which common dividends are declared.

d)	Non-incremental capital expenditures of $402 and $2,638 for the three and twelve months ended December 31, 2014, respectively, are excluded from the calculation of AFFO due to a one-time 2014 restoration fee.